Exhibit 10.6

November 21, 2007
STRICTLY CONFIDENTIAL
Mr. Marc C. Whyte
Chief Executive Officer
NovaRay, Inc.
1850 Embarcadero Road
Palo Alto, CA 94303
Dear Mr. Whyte:
     This letter (the “Agreement”) constitutes the agreement between NovaRay, Inc. (the “Company”) and Rodman & Renshaw, LLC (“Rodman”) and terminates all obligations of the parties pursuant to the Letter Agreement dated August 28, 2006 and the Placement Agency Agreement dated March 21, 2007 (“Previous Agreements”) and is replaced by this Agreement. No sections of the Previous Agreements shall survive the termination of the Previous Agreements and no sections of the Previous Agreements shall be of any further force or effect. Rodman shall serve as a placement agent (the “Services”) for the Company, on a “best efforts” basis, in connection with the proposed offer and placement by Pubco (as defined below) of Series A Preferred Stock (the “Series A Preferred”) and warrants to purchase common stock (the “Warrants” and together with the Series A Preferred, collectively, the “Securities”) with aggregate gross proceeds to the Company (through PubCo) of not less than $12 million or more than $17 million (the “Offering”). The closing of the Offering will occur simultaneously with the Company’s combination through merger or reverse merger (the “Merger”) with a wholly-owned subsidiary of a publicly traded company (“PubCo”). The terms of the Offering and the Securities shall be mutually agreed upon by the Company and the investors and nothing herein implies that Rodman would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete the Offering. The Company expressly acknowledges and agrees that Rodman’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by Rodman to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Rodman with respect to securing any other financing on behalf of the Company.
     A. Fees and Expenses. In connection with the Services described above, the Company shall pay to Rodman the following compensation (collectively, the “Placement Agent’s Compensation”):
          1. Placement Agent’s Fee. The Company shall cause PubCo to pay to Rodman a cash placement fee (the “Placement Agent’s Fee”) equal to 7% of the aggregate purchase price paid by the purchasers of Securities that Rodman first introduced to the Company (“Rodman Investor”) in the Offering. The Placement Agent’s Fee will be deducted at the closing of the Offering (the “Closing”) from the gross proceeds of the Securities sold to a Rodman Investor.
          2. Warrants. As additional compensation for the Services, if Rodman Investors purchase Securities in this Offering, the Company shall cause the PubCo to issue to Rodman or its
1270 Avenue of the Americas, 16th Floor
New York, NY 10020

designees at the closing of the Offering (the “Closing”), warrants (the “Rodman Warrants”) to purchase that number of shares of common stock of PubCo equal to 7% of the aggregate dollar amount actually invested by Rodman Investors divided by the exercise price for the Warrants issued to all of the investors in the Offering. The Rodman Warrants shall have the same terms, including exercise price and registration rights as the Warrants issued to all the investors in the Offering.
          3. Expenses. In addition to any fees payable to Rodman hereunder, but only if an Offering is consummated, the Company hereby agrees to reimburse Rodman for all reasonable travel and other out-of-pocket expenses incurred in connection with Rodman’s engagement, including the reasonable fees and expenses of Rodman’s counsel. Such reimbursement shall be limited to $20,000 without prior written approval by the Company.
     B. Term and Termination of Engagement. The term (the “Term”) of Rodman’s engagement will begin on the date hereof and end on the earlier of the consummation of the Offering or 15 days after the receipt by either party hereto of written notice of termination; provided that no such notice may be given by the Company for a period of 60 days after the date hereof. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees and reimburse expenses contained herein will survive any expiration or termination of this Agreement.
     C. Fee Tail. Rodman shall be entitled to a Placement Agent’s Fee and Rodman Warrants, calculated in the manner provided in Paragraph A, with respect to any subsequent public or private offering or other financing or capital-raising transaction of any kind (“Subsequent Financing”) to the extent that such financing or capital is provided to the Company (through PubCo) by investors whom Rodman had introduced, directly or indirectly, to the Company during the Term, if such Subsequent Financing is consummated at any time within the 18-month period following the expiration or termination of this Agreement (the “Tail Period”).
     D. Use of Information. The Company will furnish Rodman such written information as Rodman reasonably requests in connection with the performance of its services hereunder. The Company understands, acknowledges and agrees that, in performing its services hereunder, Rodman will use and rely entirely upon such information as well as publicly available information regarding the Company and PubCo and other potential parties to an Offering and that Rodman does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company, PubCo or otherwise relevant to an Offering, including, without limitation, any financial information, forecasts or projections considered by Rodman in connection with the provision of its services.
     E. Confidentiality. In the event of the consummation or public announcement of any Offering, Rodman shall have the right to disclose its participation in such Offering, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals. Rodman agrees not to use any confidential information concerning the Company provided to Rodman by the Company for any purposes other than those contemplated under this Agreement.
     F. Securities Matters. The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act of 1933 (the “Act”), and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities (“blue sky”) laws. Rodman agrees to cooperate with counsel to the Company in that regard.
     G. Indemnity.

          1. The Company will (i) indemnify and hold harmless Rodman, its dealers and its officers, directors, employees and each person, if any, who controls Rodman and such selected dealers within the meaning of the Act (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject, under the Act or otherwise, in connection with the offer and sale of the Securities, whether such losses, claims, damages, liabilities or expenses shall result from any claim of any Indemnitee or any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in documents approved in writing by the Company that Rodman may use on the Company’s behalf to sell the Securities (the “Offering Documents”), or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to the Company by Rodman or any such controlling persons specifically for use in the preparation thereof, or (B) any violations by Rodman of the Act or state securities laws which does not result from a violation thereof or a breach hereof by the Company or any of its affiliates. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses (“Claims”) whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering, provided, however, the foregoing shall not apply to any Claim solely in connection with Rodman’s engagement of a sub-agent or dealer selected by Rodman. Notwithstanding the foregoing, in no case shall the Company have any liability to any Indemnitee for the gross negligence, fraud or willful misconduct of any Indemnitee.
          2. Rodman will indemnify and hold harmless the Company, its officers, directors, employees, and any affiliate of the Company within the meaning of the Act against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which the Company or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses (or actions, proceedings or investigations in respect thereof) shall result from any claim of the Company, any of its officers, directors, employees, agents or affiliates of the Company within the meaning of the Act or any third party, insofar as such losses, claims, damages or liabilities are based upon (i) the gross negligence, willful misconduct or fraud of any Indemnitee, or (ii) any untrue statement or alleged untrue statement of any material fact contained the Offering Documents but only with reference to information contained in such the Offering Documents relating to Rodman, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if made or omitted in reliance upon and in conformity with written information furnished to the Company by Rodman or any such controlling persons, specifically for use in the preparation thereof. Rodman will reimburse the Company or any such person for any legal or other expenses reasonably incurred (including appeals) in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. Notwithstanding the foregoing, (i) in no case shall Rodman have any liability to any person under this

Section G(2) for the gross negligence, fraud or willful misconduct of the Company or any person entitled to indemnification hereunder and (ii) in no event shall Rodman’s indemnification obligation hereunder exceed the fees payable to it hereunder.
     3. Promptly after receipt by an indemnified party under this Section G of notice of the commencement of any action, claim, proceeding or investigation (“Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section G, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section G unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or counsel to the indemnified party shall have reasonably concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that having common counsel would present such counsel with a conflict of interest, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.
     H. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section F hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Securities Act of 1934, as amended (the “34 Act”), or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Rodman on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Rodman on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions and fees received by Rodman. Notwithstanding the foregoing, in no event shall Rodman’s aggregate indemnification and contribution obligation hereunder exceed the fees payable to it hereunder. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by Rodman, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and Rodman agree that it would be unjust and inequitable if the respective obligations of the

Company and Rodman for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section H. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section H, each person, if any, who controls Rodman within the meaning of the Act will have the same rights to contribution as Rodman, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section H. Anything in this Section H to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section H is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the 1934 Act or otherwise available.
     I. Limitation of Engagement to the Company. The Company acknowledges that Rodman has been retained only by the Company, that Rodman is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Rodman is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Rodman or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 34 Act), employees or agents. Unless otherwise expressly agreed in writing by Rodman, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Rodman, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Rodman to the Company in connection with Rodman’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Rodman shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Rodman. The Company agrees that it will perform and comply with the covenants and other obligations set forth in the purchase agreement and related transaction documents between the Company and the investors in the Offering, and that Rodman will be entitled to rely on the representations, warranties, agreements and covenants of the Company contained in such purchase agreement and related transaction documents as if such representations, warranties, agreements and covenants were made directly to Rodman by the Company.
     J. Limitation of Rodman’s Liability to the Company. Except as otherwise provided in this Agreement, Rodman and the Company further agree that neither Rodman nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act of 1934), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the Services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Rodman and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct, including, without limitation, fraud, of Rodman.
     K. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes which arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event of the bringing of any action, or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Rodman and the Company.
     L. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or telefax, if sent to Rodman, to Rodman & Renshaw, LLC, 1270 Avenue of the Americas, 16th Floor, New York, NY 10020, Telefax number (212) 356-0536, Attention: Thomas Pinou, and if sent to the Company, to NovaRay, Inc., 1850 Embarcadero Road, Palo Alto, CA 94303, Telefax number 650 565-8601, Attention: Marc Whyte. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by telefax shall be deemed received as of the date and time printed thereon by the telefax machine.
     M. Miscellaneous. This Agreement shall not be modified or amended except in writing signed by Rodman and the Company. This Agreement shall be binding upon and inure to the benefit of both Rodman and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Rodman and the Company with respect to the subject matter hereof and supersedes any prior agreements, including, but not limited to, the Previous Agreements. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     In acknowledgment that the foregoing correctly sets forth the understanding reached by Rodman and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours, RODMAN & RENSHAW, LLC
By	/s/ Tom Pinou
	Name:	Tom Pinou
	Title:	Chief Financial Officer

Accepted and Agreed: NOVARAY, INC.
By	/s/ Marc C. Whyte
	Name:	Marc C. Whyte
	Title:	CEO

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